UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 28, 2018

Midland States Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On February 28, 2018, Midland States Bancorp, Inc. (“Midland”) completed its acquisition of Alpine Bancorporation, Inc. (“Alpine”) pursuant to the previously announced Agreement and Plan of Merger, dated as of October 16, 2017 (the “Merger Agreement”), by and among Midland, Peak Midland Acquisition, LLC (“Merger Sub”), and Alpine.  Alpine was merged with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of Midland.  As a result of the Merger, Alpine’s wholly owned bank subsidiary, Alpine Bank & Trust Co., became a wholly owned subsidiary of Midland.

At the effective time of the Merger, each share of Alpine common stock was converted into the right to receive a combination of $3.94 in cash and 0.5282 shares of Midland common stock, with cash paid in lieu of any fractional shares.  In the aggregate, Midland paid $33,306,000 and issued 4,463,200 shares of Midland common stock in respect of the outstanding shares of Alpine common stock.  In addition, in connection with the Merger each outstanding restricted stock unit issued by Alpine was settled in cash for a payment of $19.55.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Midland’s Current Report on Form 8-K filed on October 17, 2017, and is incorporated by reference herein.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2018, Laurence A. Schiffer resigned from Midland’s board of directors.  Mr. Schiffer resigned because, as a result of the issuance of shares of Midland common stock in the Merger, the shares held by certain family members of Andrew S. Love, Jr. (the “Love Family”) now represent less than 4.0% of the total voting power of Midland common stock, resulting in the termination of the Love Family’s right to designate a director for appointment to Midland’s board of directors pursuant to the Agreement and Plan of Merger, dated as of April 7, 2014, among Midland, HB Acquisition LLC and Love Savings Holding Company.

Item 7.01.                                        Regulation FD Disclosure.

On February 28, 2018, Midland issued a press release announcing the completion of the Merger.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, Midland intends to file the historical financial statements required by Item 9.01(a) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, Midland intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of October 16, 2017, among Midland States Bancorp, Inc., Peak Midland Acquisition, LLC and Alpine Bancorporation, Inc. (incorporated by reference to Exhibit 2.1 to Midland States Bancorp, Inc.’s Current Report on Form 8-K filed on October 17, 2017)*

99.1	Press Release, dated February 28, 2018

*

Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Midland agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2018	MIDLAND STATES BANCORP, INC.

	By:	/s/ Douglas J. Tucker
	Name:	Douglas J. Tucker
	Title:	Senior Vice President and Corporate Counsel